                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 2, 2002



                          STRATUS SERVICES GROUP, INC.
     ---------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


        Delaware                       001-15789                22-3499261
     ---------------------------------------------------------------------
(State or other jurisdiction     (Commission File No.)       (I.R.S. Employer
of incorporation or organization)                           Identification No.)



             500 Craig Road, Suite 201, Manalapan, New Jersey 07726
      --------------------------------------------------------------------
                    (Address of principal executive offices)


                                 (732) 866-0300
      --------------------------------------------------------------------
               (Registrant's telephone number including area code)


         The undersigned Registrant hereby amends and restates its current report on Form 8-K filed with the Securities and Exchange Commission on January 2, 2002, which excluded certain financial statements and pro forma financial information not available at the time of filing.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         (a) On December 28, 2001, Stratus Services Group, Inc., a Delaware corporation ("Stratus" or the "Registrant"), purchased substantially all of the tangible and intangible assets, excluding accounts receivable, of seven offices of Provisional Employment Solutions, Inc. ("PES"), a Georgia corporation, pursuant to the terms of an Asset Purchase Agreement dated December 27, 2001. The purchase price for the assets was $1,480,000, represented by a $1.1 million promissory note and 400,000 shares of Stratus Service Group, Inc. restricted common stock. In addition to the purchase price, PES is entitled to a ten-year earn out at the rate of 15% of pre-tax profit payable quarterly up to $1,250,000. The note bears interest at 6% per annum and is payable over a ten-year period in equal quarterly payments beginning 90 days after the closing of the Asset Purchase Agreement. In connection with the transaction, PES and three senior management members entered into a Non-competition and Non-Solicitation Agreement pursuant to which they agreed not to compete with the Registrant in the territories of the acquired business for a period of two years and to not solicit the employees or customers of the acquired business for a period of four years.

         The purchase price was arrived at through arms-length negotiations between the parties.

         The PES branches provide temporary light industrial and clerical staffing in seven business locations in the California cities of Chino, Ontario, Orange, Rancho, Riverside, Santa Fe Springs and Walnut with estimated 2001 revenues of $23 million.

         The Registrant currently intends to continue to operate the business formerly conducted by PES at the purchased locations with the purchased assets for the foreseeable future. The foregoing statement of the Registrant's intention is a forward looking statement within the meaning of Section 21E of the Securities Exchange Act of 1934, and is based on certain assumptions, including among others, general economic conditions, management's expectations regarding the operating results of the Registrant and the purchased locations, the capital requirements of continuing PES's current business and others. Should these assumptions change, or prove to be inaccurate, the Registrant's actual future conduct of PES business could differ materially from the intention stated.

         The above descriptions of the asset purchase agreement and the Non-competition and Non-solicitation agreements do not purport to be complete and are qualified in their entirety by the full text of such documents, which are attached as exhibits to the Form 8-K filed on January 2, 2002 being amended by this Form 8-K/A.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

(a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

The financial statements of Provisional Employment Solutions, Inc. and the notes thereto are located on pages 4 through 9 of this Form 8-K/A.

                          Independent Auditors' Report


To the Board of Directors
Provisional Employment Solutions, Inc.

We have audited the accompanying statements of net assets sold of Provisional Employment Solutions, Inc. (the "Company") as of September 30, 2001 and 2000, and the statements of net revenues, cost of revenues, and direct operating expenses for the twelve months ended September 30, 2001 and 2000, pursuant to the Asset Purchase Agreement dated December 27, 2001, between Provisional Employment Solutions, Inc. and Stratus Services Group, Inc., as described in
Note 1 to the financial statements. These financial statements are the responsibility of Provisional Employment Solutions, Inc. management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared to present the net assets sold to Stratus Services Group, Inc. pursuant to the Asset Purchase Agreement described in Note 1, and the net revenues, cost of revenues, and direct operating expenses relating to the assets sold, and are not intended to be a complete presentation of the Company's financial position, and results of operations.

In our opinion, such financial statements present fairly, in all material respects, the net assets sold pursuant to the Asset Purchase Agreement referred to in Note 1 as of September 30, 2001 and 2000, and the net revenues, cost of revenues, and direct operating expenses for the twelve months ended September 30, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying statements of net revenues, cost of revenues and direct operating expenses for the three months ended December 31, 2001 and 2000, were not audited by us and, accordingly, we do not express an opinion on it.



                                            AMPER, POLITZINER & MATTIA P.A.

February 28, 2002
Edison, New Jersey

                     PROVISIONAL EMPLOYMENT SOLUTIONS, INC.
                  Statements of Net Assets Sold (in thousands)
                                  September 30,




                                                      2001         2000
                                                      ----         ----
Assets
  Property and equipment, net                       $     38     $     35

Liabilities
  Commitments and contingencies (Note 3)                   -            -
                                                    ---------    ---------

Total net assets sold                               $     38     $     35
                                                    =========    =========
















                 See accompanying notes to financial statements.

                     PROVISIONAL EMPLOYMENT SOLUTIONS, INC.
            Statements of Net Revenues, Cost of Revenues, and Direct
                       Operating Expenses (in thousands)



                                              Three Months Ended               Twelve Months Ended
                                                 December 31,                    September 30,
                                             2001           2000             2001           2000
                                             ----           ----             ----           ----
                                         (Unaudited)    (Unaudited)
Net revenues                              $  5,158      $  5,149            $ 23,925     $  13,245
Cost of revenue                              4,430         4,622              20,581        10,984
                                          ---------     ---------           ---------    ----------

Gross profit                                   728           527               3,344         2,261
Direct operating expenses                      482           571               2,377         1,556
                                          ---------     ---------           ---------    ----------

Excess of gross profit over
 direct operating expenses
 (direct operating expenses over
 gross profit)                            $    246      $    (44)           $    967     $     705
                                          =========     =========           =========    ==========

















                 See accompanying notes to financial statements

                     PROVISIONAL EMPLOYMENT SOLUTIONS. INC.
                          Notes to Financial Statements
            (Information for the Three Months Ended December 31, 2001
                             and 2000 is unaudited)

Note  1 -     NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
              ------------------------------------------------------
              NATURE OF BUSINESS
              ------------------
              Provisional Employment Solutions, Inc. (the "Company") is a provider of light industrial and clerical temporary services in California which commenced business in August 1999.

              BASIS OF PRESENTATION
              The accompanying financial statements have been prepared for the purpose of presenting the net assets sold of certain offices of the Company (the "Division") as of September 30, 2001 and 2000 pursuant to the Asset Purchase Agreement (the "Agreement") dated December 27, 2001 (the "Closing Date"), effective January 1, 2002 between Provisional Employment Solutions, Inc. and Stratus Services Group, Inc. (the "Buyer") and the Division's net revenues, cost of revenues and direct operating expenses for the period from October 1, 2001 to December 31, 2001, the approximate date the transaction was consummated and for twelve months ended September 30, 2001 and 2000.

              Pursuant to the Agreement, the Company sold to the Buyer all of the tangible and intangible assets owned or used by the Company exclusively in connection with the operation of certain offices, excluding accounts receivable, in exchange for consideration totaling approximately $1,480,000, consisting of $1,100,000 in notes receivable in installments over a ten year period plus interest at 6% per annum and 400,000 shares of common stock of the Buyer. The Company is also entitled to receive $1,250,000 in a ten year earn out at the rate of 15% of pre-tax profit payable quarterly. The Buyer has agreed to assume all liabilities arising after the Closing Date relating to the Division contracts, as defined, and on lease agreements related to the operations of the Division.

              Historically, the Company did not prepare financial statements for the sold Division. The accompanying financial statements are derived from the historical accounting records of the Company, and present the net assets sold of the Division, in accordance with the Agreement, as of September 30, 2001 and 2000, and the statements of net revenues, cost of revenues and direct operating expenses for the three months ended December 31, 2001 and 2000 and for the twelve months ended September 30, 2001 and 2000 and are not intended to be a complete presentation of the Division's financial position, results of operations and cash flows. The historical operating results may not be indicative of the results after acquisition by the Buyer.

              The statements of net revenues, cost of revenues and direct operating expenses include all revenues and expenses directly attributable to the Division, which consisted of seven staffing branch offices located in California. Direct operating expenses consist primarily of in-house payroll and selling, general and administrative expenses. The statements do not include allocations of corporate service center costs, such as interest on Company debt or corporate service center employees' salaries. The Company did not maintain the Division as a separate business unit and had never allocated indirect costs to the division. Accordingly, it is not practical to isolate or allocate indirect operating costs applicable to the Division. Information about the Division's cash flows is not available.

              USE OF ESTIMATES
              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

              REVENUE RECOGNITION
              All staffing revenues are based upon the gross payroll of the Division's staffing employees plus a corresponding fee. The Division's fee structure is based upon the estimated costs of employment-related taxes, health benefits, workers' compensation benefits, insurance and other services offered by the Division plus a negotiated mark-up. All staffing customers are invoiced on a weekly basis. The staffing revenues, and related costs of wages, salaries, employment taxes and benefits related to worksite employees, are recognized in the period in which those employees perform the staffing services.

                     PROVISIONAL EMPLOYMENT SOLUTIONS. INC.
                          Notes to Financial Statements
            (Information for the Three Months Ended December 31, 2001
                             and 2000 is unaudited)



Note  1 -     NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES-(continued)
              ------------------------------------------------------
              PROPERTY AND EQUIPMENT
              Property and equipment is stated at cost, less accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets as follows:

                                                                     Estimated
                                                      METHOD        USEFUL LIFE
                                                      -----         -----------
              Computer  and office equipment     Straight-line          5 years
              Furniture and fixtures             Straight-line        5-7 years

              ADVERTISING COSTS
              Advertising costs are expensed as incurred. Such expense for the three months ended December 31, 2001 and 2000 and the twelve months ended September 30, 2001 and 2000 was $60,000 and $66,000 and $285,000 and $160,000, respectively.

              INCOME TAXES
              The Company has elected to be taxed as a S Corporation for federal and state tax purposes. Under this election, substantially all of the profits, losses, credits and deductions of the Company are passed through to the individual stockholders.

Note  2 -     PROPERTY AND EQUIPMENT
                                                         September 30,
                                                     2001            2000
                                                     ----            ----

              Office and computer equipment      $   39,385     $   32,683
              Furniture and fixtures                 11,504         10,707
                                                 -----------    -----------
                                                     50,889         43,390
              Less accumulated depreciation         (13,328)        (8,326)
                                                 -----------    -----------

              Property and equipment, net        $   37,561     $   35,064
                                                 ===========    ===========

              Depreciation expense for property and equipment for the three months ended December 31, 2001 and 2000 and for the twelve months ended September 30, 2001 and 2000 was $2,011 and $1,250, and $5,002 and $7,265, respectively.

              The Company's assets held for disposition as of September 30, 2001 and included in the Agreement were stated at the lower of original cost (net of accumulated depreciation or amortization) or fair value (net of selling and disposition costs).

Note  3 -     COMMITMENTS AND CONTINGENCIES
              LEASE COMMITMENTS
              The Division conducts its operations in various leased facilities under leases that are classified as operating leases for financial reporting purposes. The leases provide for the Company to pay real estate taxes, common area maintenance and certain other expenses.
              Lease terms expire between 2002 and 2003. Aggregate monthly payments are approximately $9,000.

              The following is a summary of fixed minimum lease commitments required under all noncancellable operating leases for the years ended after September 30, 2001:

                    2002                   $  109,000
                    2003                       53,000
                                           -----------

                    Total                  $  162,000
                                           ===========

                     PROVISIONAL EMPLOYMENT SOLUTIONS. INC.
                          Notes to Financial Statements
            (Information for the Three Months Ended December 31, 2001
                             and 2000 is unaudited)


Note  3 -     COMMITMENTS AND CONTINGENCIES - (continued)
              -----------------------------
              LEASE COMMITMENTS
              Rent expense, including equipment rental, was approximately
              $38,000 for the three months ended December 31, 2001 and 2000, and $165,000 and $101,000 for the twelve months ended September 30, 2001 and 2000, respectively.

Note  4 -     SIGNIFICANT CUSTOMERS AND CONCENTRATION OF CREDIT RISK
              ------------------------------------------------------
              For the three months ended December 31, 2001 and 2000 one customer accounted for approximately 25% and 24% of revenues, respectively.
              For the twelve months ended September 30, 2001 and 2000, one customer and two customers accounted for approximately 29% and 28% of revenues, respectively.

Note  5 -     EMPLOYEE BENEFIT PLANS
              The Company has a 401(k) retirement plan administered by the Company, covering all employees of the Company, except for (a) employees under the age of 21, (b) employees with less than one year of service, (c) all highly compensated employees as defined by the Internal Revenue Code for the 401(k) plan. Eligible employees who participate elect to contribute to the plan an amount up to 15% of their salary.

                          STRATUS SERVICES GROUP, INC.
                   Unaudited Pro Forma Condensed Balance Sheet
                             As of December 31, 2001


                                                                Pro Forma
                                                 Stratus       Adjustments        Pro Forma
                                                 -------       -----------        ---------
Current Assets:

Cash                                        $     42,332      $       --         $     42,332

Other current assets                          13,155,390              --           13,155,390
                                           ------------       -----------        ------------

                                            $ 13,197,722       $      --         $ 13,197,722

Intangible assets                              6,939,865         1,620,000  (c)     8,559,865

Other assets                                   2,011,800          (126,000) (a)     1,927,800
                                                                    42,000  (c)
                                            ------------       -----------       ------------

                                            $ 22,149,387       $ 1,536,000       $ 23,685,387
                                            ============       ===========       ============

Current liabilities                         $ 14,522,116       $    14,000  (a)  $ 14,661,116
                                                                    42,000  (b)
                                                                    83,000  (d)

Other liabilities                              2,559,762         1,017,000  (d)      3,576,762
                                            ------------       -----------        ------------

                                              17,081,878         1,156,000          18,237,878

Redeemable convertible preferred stock         2,916,000              --             2,916,000

Temporary equity                                 869,000              --               869,000

Stockholders' equity                           1,282,509           380,000  (e)      1,662,509
                                            ------------       -----------        ------------

                                            $ 22,149,387       $ 1,536,000        $ 23,685,387
                                            ============       ===========        ============








             See accompanying notes to unaudited condensed pro forma
                             financial statements.

                          STRATUS SERVICES GROUP, INC.
              Unaudited Pro Forma Condensed Statement of Operations
                  For the Three Months Ended December 31, 2001


                                                                           Provisional
                                                                           Employment            Pro Forma
                                                          Stratus           Services            Adjustments            Pro Forma
                                                       --------------    ----------------    ----------------        --------------
Revenues                                                $ 14,793,224       $  5,158,000       $       --            $ 19,951,224

Cost of revenues                                          12,119,322          4,430,000               --              16,549,322
                                                        ------------       ------------       ------------          ------------

Gross profit                                               2,673,902            728,000               --               3,401,902

Operating expenses                                         2,901,487            482,000             17,000(a)          3,400,487
                                                        ------------       ------------       ------------          ------------

Earnings (loss) from continuing operations
   before other income (expenses)                           (227,585)           246,000            (17,000)                1,415
                                                        ------------       ------------       ------------          ------------

Other income (expenses):
   Interest and financing costs                             (512,043)              --              (46,000)(b)          (580,043)
                                                                                                   (22,000)(c)
   Other income (expense)                                      5,685               --                 --                   5,685
                                                        ------------       ------------       ------------          ------------
                                                            (506,358)              --              (68,000)             (574,358)
                                                        ------------       ------------       ------------          ------------

Earnings (loss) from continuing operations                  (733,943)           246,000            (85,000)             (572,943)
   Dividends and accretion on preferred stock               (124,000)              --                 --                (124,000)
                                                        ------------       ------------       ------------          ------------
Net earnings (loss) from continuing operations
   attributable to common stockholders                  $   (857,943)      $    246,000       $    (85,000)         $   (696,943)
                                                        ============       ============       ============          ============

Net earnings (loss) per share from
   continuing operations attributable
   to common stockholders (basic and diluted)           $       (.09)                                                 $     (.08)

Weighted average shares outstanding
     Basic                                                 8,802,821                                                     9,202,821
     Diluted                                               8,802,821                                                     9,202,821


















                See accompanying notes to unaudited condensed pro
                          forma financial statements.

                          STRATUS SERVICES GROUP, INC.
              Unaudited Pro Forma Condensed Statement of Operations
                      For the Year Ended September 30, 2001


                                                                        Provisional
                                                                        Employment                    Pro Forma
                                                         Stratus         Services      Source One    Adjustments      Pro Forma
                                                         -------         ----------    ----------    -----------      ---------
Revenues                                              $ 57,026,338    $ 23,925,000   $ 10,531,000   $       --        91,482,338

Cost of revenues                                        46,074,285      20,581,000      8,138,000           --        74,793,285
                                                      ------------    ------------   ------------   ------------      ----------

Gross profit                                            10,952,053       3,344,000      2,393,000           --        16,689,053

Operating expenses                                      14,496,940       2,377,000      1,569,000        202,000(a)   18,644,940
                                                      ------------    ------------   ------------   ------------      ----------

Earnings (loss) from continuing operations
    before other income (expenses)
    and income taxes                                    (3,544,887)        967,000        824,000       (202,000)     (1,955,887)
                                                      ------------    ------------   ------------   ------------      ----------

Other income (expenses):
   Finance charges, interest and financing costs        (2,060,537)           --             --         (310,000)(b)  (2,560,537)
                                                                                                        (190,000)(c)
   Other income (expense)                                  (47,963)           --             --             --           (47,963)
                                                      ------------    ------------   ------------   ------------      ----------
                                                                                                                      ----------
                                                        (2,108,500)           --             --         (500,000)     (2,608,500)
                                                      ------------    ------------   ------------   ------------      ----------

Earnings (loss) from continuing operations
   before income taxes                                  (5,653,387)        967,000        824,000       (702,000)     (4,564,387)
Income taxes                                               340,000            --             --             --           340,000
                                                      ------------    ------------   ------------   ------------      ----------

Earnings (loss) from continuing operations              (5,993,387)        967,000        824,000       (702,000)     (4,904,387)
   Dividends and accretion on preferred stock              (63,000)           --             --             --           (63,000)
                                                      ------------    ------------   ------------   ------------      ----------
Net earnings (loss) from continuing operations
   attributable to common stockholders                $ (6,056,387)   $    967,000   $    824,000   $   (702,000)     (4,967,387)
                                                      ============    ============   ============   ============      ==========

Net earnings (loss) per share from continuing
   operations attributable  to common
   stockholders (basic and diluted)                   $       (.99)                                                     $   (.78)

Weighted average shares outstanding
     Basic                                               5,996,134                                                     6,396,134
     Diluted                                             5,996,134                                                     6,396,134





                See accompanying notes to unaudited condensed pro
                          forma financial statements.

                          STRATUS SERVICES GROUP, INC.
           Notes to Unaudited Pro Forma Condensed Financial Statements
(1)      Basis of Presentation

         The accompanying pro forma condensed balance sheet and statement of operations are presented to give effect to the acquisitions of substantially all of the tangible and intangible assets, excluding accounts receivable, of the Administrative Division of Source One Personnel, Inc. ("Source One") and Provisional Employment Solutions, Inc. ("PES") which occurred in July 2001 and January 2002, respectively. The pro forma condensed balance sheet assumes that the acquisition of PES occurred as of December 31, 2001. The pro forma condensed statement of operations assumes that all the acquisitions occurred October 1, 2000. Such information does not purport to be indicative of the results which would have actually been obtained if the acquisitions had been effected on the dates indicated nor is it indicative of actual or future operating results or financial position.

         The pro forma condensed statements of operations do not include earnings from discontinued operations.

(2)      Pro Forma Adjustments - Condensed Balance Sheet

         (a)      Acquisition costs in connection with PES of $126,000.

         (b) Accrued vacation liability assumed in connection with the acquisition of PES.

         (c) Adjustment to record the intangibles and other assets in connection with the acquisition of PES.

         (d) Adjustment to record the $1,100,000 acquisition note incurred in connection with the acquisition of PES.

         (e) Adjustment to record the 400,000 shares of the Company's common stock issued in connection with the acquisition of PES.

(3) Pro Forma Adjustments - Condensed Statement of Operations for the Three Months Ended December 31, 2001

         (a) Adjustment to reflect the amortization expense relating to the intangibles recorded in conjunction with the acquisitions, not already reflected in the Company's historical condensed statement of operations.

         (b) Adjustment to reflect the increase in interest expense relating to the accounts receivable of the acquisition, which would have been financed under the Company's line of credit.

         (c)      Records the interest on acquisition note.

Pro Forma Adjustments - Condensed Statement of Operations for the Year Ended September 30, 2001

         (a) Adjustment to reflect the amortization expense relating to the intangibles recorded in conjunction with the acquisitions, not already reflected in the Company's historical condensed statement of operations.

         (b) Adjustment to reflect the increase in interest expense relating to the accounts receivable of the acquisitions, which would have been financed under the Company's line of credit.

         (c)      Records the interest on acquisition notes.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            STRATUS SERVICES GROUP, INC.

                            By: /S/ JOSEPH J. RAYMOND
                                -----------------------------
                                Joseph J. Raymond
                                 President & CEO